UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  November 30, 2010
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.                      Unregistered Sales of Equity Securities.

On October 26, 2010, Ford Motor Company (“Ford”) launched offers (the “Conversion Offers”) to pay a premium in cash to induce holders of any and all of its 4.25% Senior Convertible Notes due December 15, 2036 (the “2036 Convertible Notes”) and any and all of its 4.25% Senior Convertible Notes due November 15, 2016 (the “2016 Convertible Notes” and, together with the 2036 Convertible Notes, the “Convertible Notes”) to convert their Convertible Notes into shares of Ford Common Stock, par value $0.01 per share (the “Common Stock”).  The Conversion Offers expired at midnight on November 23, 2010, Ford announced the results of the Conversion Offers on November 24, 2010 and the Conversion Offers were settled on November 30, 2010.

Pursuant to the terms of the Conversion Offers, each $1,000 principal amount of the 2036 Convertible Notes validly tendered and not withdrawn was exchanged for 108.6957 shares of Common Stock and $190 in cash, plus accrued and unpaid interest on such 2036 Convertible Notes, and each $1,000 principal amount of the 2016 Convertible Notes validly tendered and not withdrawn was exchanged for 107.5269 shares of Common Stock and $215 in cash, plus accrued and unpaid interest on such 2016 Convertible Notes.

In response to the Conversion Offers, $553,513,000 aggregate principal amount of the 2036 Convertible Notes and $1,992,257,000 aggregate principal amount of the 2016 Convertible Notes were validly tendered, not withdrawn and accepted for purchase upon the terms and subject to the conditions set forth in the offering circular dated October 26, 2010 and the related letter of transmittal.  As a result, Ford issued an aggregate 274,385,596 shares of Common Stock and paid an aggregate $533,502,725 in cash premium payments, $14,309,927 in accrued and unpaid interest payments and $1,721 for cash in lieu of fractional shares for such tendered Convertible Notes on November 30, 2010.  After settlement of the Conversion Offers, $24,996,000 aggregate principal amount of the 2036 Convertible Notes and $882,743,000 aggregate principal amount of the 2016 Convertible Notes remain outstanding.
Ford did not receive any cash proceeds as a result of the exchange of Common Stock for the Convertible Notes, which Convertible Notes have been retired and cancelled.

The issuance of Common Stock to the holders of Convertible Notes in exchange for their Convertible Notes was made by Ford pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) of such Act on the basis that the Conversion Offers constituted exchanges with existing holders of Ford securities and no commission or other remuneration was paid or given directly or indirectly to any party for soliciting such exchanges.

Item 8.01.                      Other Events.

Our news release dated November 24, 2010 announcing the results of the Conversion Offers is filed as Exhibit 99.1 to this Report and incorporated by reference herein.

Our news release dated December 1, 2010, concerning U.S. retail sales of Ford vehicles in November 2010 is filed as Exhibit 99.2 to this Report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 99.1	News release dated November 24, 2010 announcing results of Ford's Conversion Offers	Filed with this Report

Exhibit 99.2	News release dated December 1, 2010 concerning	Filed with this Report
November U.S. retail sales

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: December 1, 2010	By:	/s/ Louis J. Ghilardi
Louis J. Ghilardi
Assistant Secretary

EXHIBIT INDEX

Designation	Description

Exhibit 99.1	News release dated November 24, 2010 announcing results of Ford's Conversion Offers
Exhibit 99.2	News release dated December 1, 2010 concerning November U.S. retail sales